Exhibit 5.1

212-373-3000

212-757-3990

May 18, 2016

Hemisphere Media Group, Inc.
2000 Ponce de Leon Boulevard

Suite 500

Coral Gables, FL 33134

Registration Statement on Form S-8

Filed May 18, 2016

Ladies and Gentlemen:

We have acted as special counsel to Hemisphere Media Group, Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”).  You have asked us to furnish our opinion as to the legality of securities being registered under the Registration Statement.  The Registration Statement relates to the registration under the Act of 3,225,920 shares of Class A common stock, par value $0.0001 per share, of the Company (the “Shares”) issuable in respect of awards to be granted under the

Hemisphere Media Group, Inc. Amended and Restated 2013 Equity Incentive Plan (the “2013 Plan”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.              the Registration Statement;

2.              the 2013 Plan and the forms of award agreements (collectively, the “Agreements”) relating to awards to acquire Shares granted under the Plan;

3.              the Amended and Restated Certificate of Incorporation of the Company, included as Exhibit 3.3 to Amendment No. 2 to the Registration Statement on Form S-4 of Hemisphere Media Group, Inc. filed on March 11, 2013, as amended (File No. 333-186210); and

4.              the Amended and Restated Bylaws of the Company, included as Exhibit 3.4 to Amendment No. 2 to the Registration Statement on Form S-4  of Hemisphere Media Group, Inc. filed on March 11, 2013, as amended (File No. 333-186210).

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including copies of resolutions of the board of directors of the Company relating to the issuance of the Shares, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated qualifications, we are of the opinion that, when issued in accordance with the terms of the 2013 Plan and any applicable Agreement under the 2013 Plan upon payment of the applicable exercise or purchase price therefor, the 3,225,920 Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware.  Our opinion is rendered only with respect to the laws, and the rules, regulations, orders and applicable judicial and regulatory determinations under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP